UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 1, 2021

QuantumScape Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39345	85-0796578
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1730 Technology Drive San Jose, California	95110
(Address of principal executive offices)	(Zip code)

(408) 452-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	QS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 1, 2021, QuantumScape Battery, Inc. (the “Company”), a wholly owned subsidiary of QuantumScape Corporation (“Parent”), entered into a lease agreement (the “1750 Lease”) with MLC V SC – Automation, LLC, a California limited liability company (the “1750 Landlord”) for premises consisting of approximately 80,641 rentable square feet of space located at 1750 Automation Parkway, San Jose, California (the “1750 Property”), and an additional lease agreement (the “1756/62 Lease,” and together with the 1750 Lease, the “Leases”) with Utah Land & Capital, LLC, a California limited liability company (the “1756/62 Landlord”) for premises consisting of approximately 141,740 rentable square feet of space located at 1756 and 1762 Automation Parkway, San Jose, California (the “1756/62 Property,” and together with the 1750 Property, the “Properties”). The obligations of the Company under the Leases are guaranteed by Parent pursuant to guaranties executed by Parent on November 1, 2021.

The Properties are adjacent to another facility at 1710 Automation Parkway that the Company started leasing in April of this year that is the site of its planned pre-pilot production line (“QS-0”). The Properties represent an expansion of space for QS-0 and the Company’s engineering and development activities.

The initial term of the 1750 Lease commences on January 1, 2022 and expires September 30, 2032, unless earlier terminated in accordance with the Lease. The initial term of the 1756/62 Lease is expected to commence on April 1, 2022 and will expire on September 30, 2032, unless earlier terminated in accordance with the Lease. The Company has options to extend the terms of each of the Leases for an additional 10-year period.

The Company will pay monthly base rent over the term of the 1750 Lease at an initial rate of $2.15 per rentable square foot with 3% annual increases thereafter during the lease term, subject to rent abatements and rent credits as specified in the 1750 Lease. The Company will pay monthly base rent over the term of the 1756/62 Lease at an initial rate of $1.90 per rentable square foot with 3% annual increases thereafter during the lease term, subject to rent abatements and rent credits as specified in the 1756/62 Lease. The Company may also pay certain early access fees with respect to a portion of the 1756/62 Property, which fees may also be subject to abatement. In addition, the Leases require the Company to reimburse the landlords for certain operating expenses related to the Properties, including real estate taxes and insurance costs.

The representations, warranties and covenants contained in the Leases were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Leases, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Leases are incorporated herein by reference only to provide investors with information regarding the terms of the Leases, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

Forward-Looking Statements

The information in this Report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this Report, including, without limitation, regarding the build out of QS-0, are forward-looking statements.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results, including but not limited to the Company’s ability to build out QS-0. Additional information about factors that could materially affect the Company is set forth under the “Risk Factors” section in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on October 28, 2021 and available on the SEC’s website at www.sec.gov.

These forward-looking statements are based on information available as of the date of this Report, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1*	Lease, dated November 1, 2021, by and between the 1750 Landlord and the Company

10.2*	Lease, dated November 1, 2021, by and between the 1756/62 Landlord and the Company

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Portions of this exhibit have been omitted in accordance with Item 601 of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: November 5, 2021

QUANTUMSCAPE CORPORATION

By:	/s/ Michael McCarthy
Name:	Michael McCarthy
Title:	Chief Legal Officer and Head of Corporate Development

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